Exhibit 99.1

Xenetic Biosciences, Inc. Enters into Asset Purchase Agreement with Financing Component for the Rights to Develop, Market and License Oncologic Drug Candidate Virexxa™

LEXINGTON, Mass., November 16, 2015 (GLOBE NEWSWIRE) − Xenetic Biosciences, Inc. (OTCQB: XBIO) (the “Company”), a biopharmaceutical company focused on developing next-generation biologic drugs and novel oncology therapeutics, announces that it has entered into an Asset Purchase Agreement (the “APA”) with AS Kevelt, an Estonian biotech company (“Kevelt”) and OJSC Pharmsynthez (“Pharmsynthez”, and together with Kevelt, “Sellers”). Pursuant to the APA, the Sellers will transfer to the Company certain intellectual property rights with respect to Virexxa™, and the Company will receive the worldwide rights to develop, market and license Virexxa for all uses, except for certain excluded uses within the Commonwealth of Independent States (the “CIS”), in exchange for 111.5 million shares of Company common stock and certain other consideration. Virexxa™ is a Phase II oncology drug candidate which is under investigation for the treatment of certain endometrial cancers. As part of this total consideration, the Company will also acquire Kevelt's U.S. Orphan Drug designation for the use of Virexxa™ in the treatment of progesterone receptor negative endometrial cancer in conjunction with progesterone therapy.

The APA also contains a financing component wherein the Company will receive from Pharmsynthez up to $3.5 million in bridge financing and a commitment of an additional $6.5 million in financing as part of a planned capital raise of at least $15 million and up-list to a national securities exchange.

“This transaction provides us with our first U.S. FDA IND-enabled clinical candidate for an orphan cancer indication,” said M. Scott Maguire, Chief Executive Officer of Xenetic Biosciences. “Virexxa with orphan designation in the U.S. adds to our Phase II portfolio which also includes ErepoXen, our long-acting anemia drug candidate. As well as expanding our pipeline, the Company is pleased to receive financial commitments of up to $10M to fund our further development, as well as financial commitments to back our planned uplisting to a national securities exchange, an objective that remains a priority for the Company’s board.”

This press release is not intended to describe this transaction in its entirety and the reader should refer to SEC form 8-K and related exhibits filed on November 16, 2015 for a complete description of this APA transaction.

About Virexxa™

Virexxa™ (sodium cridanimod) is a small-molecule immunomodulator and interferon inducer which, in preliminary studies, has been shown to increase progesterone receptor (PrR) expression in endometrial tissue. Restoration of PrR expression may re-sensitize endometrial tumor tissue to progestin therapy in previously unresponsive tumors.

Virexxa™ is under investigation in a U.S. FDA IND-enabled Phase 2 open-label, multi-center, single arm study of sodium cridanimod in progesterone receptor negative recurrent or persistent endometrial carcinoma. This study will investigate the effect of sodium cridanimod on the levels of PrR in tumor tissue and how this effect correlates to a patient’s clinical response to progestin therapy.

Endometrial cancer is the most common gynaecological malignancy and represents a major health concern, as overall five-year survival rates have not improved over the past three decades. Endometrial cancer patients whose tumors no longer express progesterone receptors are not candidates for progestin-based therapy. Virexxa™ may improve sensitivity to progestin therapy in subjects with advanced or recurrent PrR -negative tumors.

For more information:

clinicaltrials.gov/show/NCT02064725

About Xenetic Biosciences

Xenetic Biosciences, Inc. is a biopharmaceutical company developing next-generation biologic drugs and novel oncology therapeutics. Xenetic’s proprietary drug technology platforms include PolyXen™, designed to develop next generation biologic drugs by extending the efficacy, safety and half-life of biologic drugs, and OncoHist™ for the development of novel oncology drugs focused on orphan indications.

Xenetic's lead product candidates include ErepoXen™, a polysialylated form of erythropoietin (EPO) for the treatment of anemia in pre-dialysis patients with chronic kidney disease, and OncoHist™, a novel recombinant human histone H1.3 molecule for the treatment of refractory Acute Myeloid Leukemia (AML) with potential to treat numerous other cancer indications. Xenetic is collaborating with Russian-based OJSC Pharmsynthez (who is an affiliate of a significant shareholder in Xenetic) and the Serum Institute of India to test additional drug candidates and to de-risk the development process with clinical data generated in Russia and India before Xenetic takes these candidates into the clinic in the Western markets.

Xenetic is also developing a broad pipeline of clinical candidates for next generation biologics and novel oncology therapeutics in a number of orphan disease indications. For more information, please visit the company's website at www.xeneticbio.com and connect on Twitter, LinkedIn, Facebook and Google+.

Xenetic is working together with Baxalta Incorporated (formerly Baxter Healthcare) to develop a novel series of polysialylated blood coagulation factors, including a next generation Factor VIII. This collaboration relies on Xenetic’s PolyXen™ technology to conjugate PSA to therapeutic blood-clotting factors, with the goal of improving the pharmacokinetic profile and extending the active life of these biologic molecules. Baxalta is one of the Company’s largest shareholders having invested in a number of rounds with the most recent investment of $10M last year. The agreement is an exclusive research, development and license agreement which grants Baxalta a worldwide, exclusive, royalty-bearing license to Xenetic's PSA patented and proprietary technology in combination with Baxalta's proprietary molecules designed for the treatment of blood and bleeding disorders. Under the agreement, Xenetic may receive regulatory and sales target payments for total potential milestone receipts of up to $100 million plus royalties on sales.

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to, the potential safety, tolerability and efficacy of our product candidates and the advancement of our clinical trials. Forward-looking statements can be identified by terminology such as "anticipate," "believe," "could," "could increase the likelihood," "estimate," "expect," "intend," "is planned," "may," "should," "will," "will enable," "would be expected," “designed to,” "look forward," "may provide," "would" or similar terms, variations of such terms or the negative of those terms. Any forward-looking statements in this press release are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk of cessation or delay of any of the ongoing or planned clinical trials and/or our development of our product candidates, the risk that the results of previously conducted studies involving similar product candidates will not be repeated or observed in ongoing or future studies involving current product candidates, the risk that our collaboration with Baxter will not continue or will not be successful, and the risk that any one or more of our product candidates will not be successfully developed and commercialized. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled "Risk Factors" in our Annual Report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Xenetic undertakes no duty to update this information unless required by law.

Contact:

Xenetic Biosciences Inc.

www.xeneticbio.com

M. Scott Maguire, Chief Executive Officer

781 778 7720

j.mccusker@xeneticbio.com

UK/European contact:

Arlington Group Asset Management Limited

Ross Ainger

+44 (0)207 389 5012

rainger@agam.co.uk

Brokers and Analysts:

Chesapeake Group
+1-410-825-3930
info@chesapeakegp.com

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